                                     SCHEDULE 14A
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                  (AMENDMENT NO.  )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MINNTECH CORPORATION
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement, if
                              other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

         --------------------------------------------------------------------

    2)   Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         --------------------------------------------------------------------

    4)   Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------------

    5)   Total fee paid:

         ---------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount Previously Paid:

         --------------------------------------------------------------------

    2)   Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------------

    3)   Filing Party:

         --------------------------------------------------------------------

    4)   Date Filed:

         --------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          MINNTECH -REGISTRATION MARK-
                            14605 28TH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447

                            ------------------------

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, at 3:30 p.m., Central Daylight Time, on August 26, 1998.

    The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

    Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy and promptly returning it in the enclosed envelope.

                                          Sincerely,

                                          /s/ Thomas J. McGoldrick

                                          Thomas J. McGoldrick

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

July 24, 1998

                          MINNTECH -REGISTRATION MARK-
                            14605 28TH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           WEDNESDAY, AUGUST 26, 1998

                             ---------------------

    The Annual Meeting of Stockholders of Minntech Corporation will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota at 3:30 p.m., Central Daylight Time, on Wednesday, August 26, 1998, for the following purposes:

    1.  To elect three directors for three-year terms each.

    2. To consider and act upon a proposal to approve an amendment to the Company's Restated Articles of Incorporation to increase the authorized number of shares of common stock from 10,000,000 shares to 20,000,000 shares.

    3. To consider and act upon a proposal to approve the Minntech Corporation 1998 Stock Option Plan.

    4. To consider and act upon a proposal to amend the Minntech Corporation 1990 Employee Stock Purchase Plan to extend its term for an additional five years.

    5. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending March 31, 1999.

    6.  To transact such other business as may properly come before the meeting.

    Pursuant to due action of the Board of Directors, stockholders of record on July 10, 1998 will be entitled to vote at the meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Barbara A. Wrigley

                                          Barbara A. Wrigley
                                          SECRETARY

July 24, 1998

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                PROXY STATEMENT
                                       OF
                              MINNTECH CORPORATION
             14605 28TH AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55447

                            ------------------------

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                AUGUST 26, 1998

                            ------------------------

                               PROXIES AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Minntech Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held August 26, 1998. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to stockholders was July 24, 1998. Each stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxy will be voted at the meeting and at any adjournment or adjournments thereof. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke the proxy. Only stockholders of record at the close of business on July 10, 1998 will be entitled to vote at the meeting or any adjournment or adjournments thereof.

    Under Minnesota law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Stockholders will be tabulated by the election inspectors appointed for the meeting and such inspectors will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to stockholders for a vote but as not being voted for the approval of the matter from which the stockholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Company has outstanding only one class of voting securities, common stock, $.05 par value. As of the close of business on the record date, July 10, 1998, 6,825,009 shares of common stock were outstanding. Each share of common stock is entitled to one vote. There is not cumulative voting for the election of directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERSHIP AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of the common stock of the Company as of July 10, 1998 with respect to
(i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding common stock of the Company, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 6, and (iv) all directors and executive officers as a group.

                                                           SHARES      PERCENTAGE OF
                                                         BENEFICIALLY   OUTSTANDING
                   BENEFICIAL OWNER                       OWNED(1)        SHARES
-------------------------------------------------------  -----------  ---------------
Heartland Advisors (2)                                    1,099,400           16.1
  790 North Milwaukee St.
  Milwaukee, WI 53202

The Kaufman Fund, Inc. (2)                                  700,000           10.3
  140 East 45th Street
  New York, NY 10017

Wellington Management (2)                                   660,000            9.7
  75 State Street
  Boston, MA 02109

T. Rowe Price Associates, Inc. (3)                          645,000            9.5
  100 East Pratt Street
  Baltimore, Maryland 21202

Louis C. Cosentino                                          328,018            4.6

Thomas J. McGoldrick                                        175,172            2.5

Fred L. Shapiro, M.D.                                       158,867            2.3

George Heenan                                               119,969            1.7

Donald H. Soukup                                            111,307            1.6

Daniel H. Schyma                                             91,290            1.3

Amos Heilicher                                               90,246            1.3

Richard P. Goldhaber                                         76,574            1.1

Barbara A. Wrigley                                           50,750              *

Norman Dann                                                  30,120              *

Paul E. Helms                                                15,760              *

Malcolm W. McDonald                                             351              *

William Hope                                                     --              *

All directors and executive officers as a
  group (15 persons)                                      1,307,924           16.7

------------------------

*   Less than one percent.

(1) Includes shares subject to currently exercisable options as follows: Dr. Cosentino, 302,029 shares; Mr. McGoldrick, 125,000 shares; Dr. Fred Shapiro, 56,240 shares; Mr. Heenan, 70,300 shares;

    Mr. Soukup, 70,300 shares; Mr. Schyma, 90,000 shares; Mr. Heilicher, 56,240 shares; Mr. Goldhaber, 70,000 shares; Ms. Wrigley, 50,750 shares; Mr. Dann, 28,120 shares; Mr. Helms, 15,000 shares; and all directors and executive officers as a group, 986,979 shares.

(2) Information is based on Schedule 13G filed with the Securities and Exchange Commission dated as of December 31, 1997.

(3) These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 645,000 shares, representing 9.5% of the outstanding shares), which R. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates expressly disclaims beneficial owner of such securities.

                             ELECTION OF DIRECTORS

    The Company's Restated Articles of Incorporation provide for the election of approximately one-third of the Board of Directors annually. Accordingly, three directors are to be elected at this year's annual meeting for terms expiring in the year 2001. Set forth below is certain information with respect to each person nominated by the Board of Directors and each person whose term of office will continue after the meeting:

                                                                                            DIRECTOR     PRESENT TERM
          NAME AND AGE                  PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS          SINCE         EXPIRES
---------------------------------  ------------------------------------------------------  -----------  ---------------
NOMINEES:

Norman Dann (71)                   Consultant. Director of Medwave Inc. and several              1995           1998
                                     private companies.

William Hope (65)                  Chief Executive Officer, President and a director of          1998           1998
                                     G&K Services, Inc., an international supplier of
                                     uniforms and specialty garments. Mr. Hope has been
                                     Chief Executive Officer of G&K Services, Inc. since
                                     January 1997, President since 1993 and a director
                                     since 1983. Mr. Hope was the Vice President
                                     Operations of G&K Services, Inc. from 1977 to 1993,
                                     General Manager from 1969 to 1977 and controller
                                     from 1965 to 1969.

Malcolm W. McDonald (61)           Director and Vice President of Space Center, Inc., a          1998           1998
                                     real estate consulting and advisory firm, since
                                     1977. Mr. McDonald is also a director of several
                                     private companies and a director or trustee of
                                     several nonprofit organizations.

CONTINUING DIRECTORS:

Fred L. Shapiro, M.D. (63)         Chairman of the Board of the Company. Consultant to           1982           1999
                                     Hennepin Faculty Associates, a nonprofit
                                     organization involved in medical education, research
                                     and patient care, since June 1995. President of
                                     Hennepin Faculty Associates from January 1984 to
                                     June 1995. Medical Director of the Regional Kidney
                                     Disease Program from 1966 to January 1984. Professor
                                     of Medicine at Hennepin County Medical Center and
                                     the University of Minnesota. Dr. Shapiro is the
                                     nephew by marriage of Amos Heilicher. Dr. Shapiro is
                                     also a director of MediJect, Inc.

Donald H. Soukup (57)              Independent venture capitalist since 1984. Mr. Soukup         1980           1999
                                     is also a director of Ciprico, Inc. and several
                                     private companies.

                                                                                            DIRECTOR     PRESENT TERM
          NAME AND AGE                  PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS          SINCE         EXPIRES
---------------------------------  ------------------------------------------------------  -----------  ---------------
George Heenan (58)                 Director and Executive Fellow of the Institute of             1982           2000
                                     Venture Management at the University of St. Thomas
                                     since September 1994. President of Bissell
                                     Healthcare Corporation, North American Operations, a
                                     manufacturer and distributor of medical products,
                                     from February 1991 to August 1994. Chairman of
                                     Clarus Medical Systems, Inc., a manufacturer of
                                     diagnostic and interventional endoscopes, from May
                                     1987 to February 1991. Mr. Heenan has also been a
                                     principal of Heenan Investments, Inc., a venture
                                     development and investment company, since January
                                     1986.

Amos Heilicher (80)                President of Advance Carter Co., a distributor of             1982           2000
                                     coin-operated machines, and Advance Realty Co. for
                                     more than five years. Mr. Heilicher is also the
                                     director of a private company. Mr. Heilicher is the
                                     uncle by marriage of Fred L. Shapiro.

Thomas J. McGoldrick (57)          President and Chief Executive Officer of the Company          1997           2000
                                     since March 1997; Acting President and Chief
                                     Executive Officer from January 1997 to March 1997;
                                     Executive Vice President from June 1995 to January
                                     1997; and Vice President Corporate Development from
                                     March 1985 to June 1995.

    All shares represented by proxies will be voted for the election of Mr. Dann, Mr. Hope and Mr. McDonald except as otherwise provided therein. If a nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in the place of such nominee in accordance with the best judgment of the persons named in the proxy.

    The Board of Directors had 16 meetings during the last fiscal year. Each director participated in at least 75% of the meetings of the Board of Directors and any committees on which such person served.

COMMITTEES

    The Board of Directors has established an Audit Committee, a Compensation Committee and an Acquisitions Committee. The Board does not have a Nominating Committee.

    The Audit Committee consists of two non-employee directors, Donald H. Soukup and Norman Dann, and is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. The Audit Committee held one meeting during the last fiscal year.

    The Compensation Committee consists of three non-employee directors, George Heenan, Amos Heilicher and Fred L. Shapiro, M.D., and is responsible for making recommendations to the Board of Directors concerning the amount and form of compensation paid by the Company to its executive officers and members of the Board of Directors. The Compensation Committee held one meeting during the last fiscal year.

    The Acquisitions Committee consists of two non-employee directors, Amos Heilicher and Donald H. Soukup, and is responsible for the review, evaluation and proposal to the Board of Directors of possible mergers, acquisitions and other business combinations on behalf of the Company. The Acquisitions Committee did not meet during the last fiscal year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ending March 31, 1998, 1997 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas J. McGoldrick, the Company's President and Chief Executive Officer, and to each of the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                              FISCAL YEAR    ANNUAL COMPENSATION    -------------
                                              ENDED MARCH   ----------------------      STOCK         ALL OTHER
             NAME AND POSITION                    31          SALARY      BONUS      OPTIONS(1)    COMPENSATION(2)
-------------------------------------------  -------------  ----------  ----------  -------------  ----------------
Thomas J. McGoldrick                                1998    $  225,000  $  126,563       40,000       $   18,176
  President and Chief                               1997       159,994      --           40,000              557
  Executive Officer                                 1996       151,200      --           40,000              900

Richard P. Goldhaber                                1998    $  206,856  $  116,357       20,000       $   16,282
  Vice President Research &                         1997       202,650      --           20,000           --
  Development                                       1996       195,000      --           40,000           --

Daniel H. Schyma                                    1998    $  158,000  $   88,875       20,000       $   13,496
  Vice President                                    1997       125,046      --           20,000              780
  Sales & Marketing                                 1996       119,200      --           40,000              900

Barbara A. Wrigley                                  1998    $  173,000  $   64,875       20,000       $   12,633
  Vice President, General                           1997       144,118      --           20,000              764
  Counsel and Secretary                             1996       120,000      --           40,000              900

Paul E. Helms (3)                                   1998    $  163,700  $   61,201       20,000       $   28,939(4)
  Sr. Vice President Operations                     1997       101,538      --           20,000           15,588(4)

------------------------

(1) Number of shares purchasable under stock option grants. Options granted in fiscal 1996 include options granted with respect to fiscal 1995 all of which were repriced in fiscal 1997, including options to purchase 40,000 shares held by each of Messrs. McGoldrick, Goldhaber, Schyma and Ms. Wrigley.

(2) Except as otherwise noted, includes profit sharing contributions and/or 401(k) matching contributions under the Company's Profit Sharing and Retirement Plan. See "Report of the Compensation Committee."

(3) Mr. Helms commenced his employment with the Company on August 5, 1996.

(4) Includes for fiscal years 1997 and 1998 amounts reimbursed to Mr. Helms for moving and temporary living expenses.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Company's 1998 Stock Option Plan during fiscal 1998 to the named executive officers of the Company identified in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                            % OF TOTAL                             VALUE AT ASSUMED RATES
                                         OPTIONS GRANTED                               OF STOCK PRICE
                                         TO EMPLOYEES IN                              APPRECIATION FOR
                             NUMBER OF     FISCAL YEAR                                 OPTION TERM(2)
                              SHARES          ENDED        EXERCISE   EXPIRATION   ----------------------
           NAME             GRANTED(1)    MARCH 31, 1998     PRICE       DATE          5%         10%
--------------------------  -----------  ----------------  ---------  -----------  ----------  ----------
Thomas J. McGoldrick            40,000          10.99%     $  12.375     3/24/08   $  311,400  $  789,000
Richard P. Goldhaber            20,000           5.48%        12.375     3/24/08      155,700     394,500
Daniel H. Schyma                20,000           5.48%        12.375     3/24/08      155,700     394,500
Barbara A. Wrigley              20,000           5.48%        12.375     3/24/08      155,700     394,500
Paul E. Helms                   20,000           5.48%        12.375     3/24/08      155,700     394,500

------------------------

(1) Fifty percent of each option becomes exercisable on September 24, 1998, the remaining shares become exercisable in four equal installments on March 24, 1999, 2000, 2001 and 2002. The options have a ten-year term and were granted at the fair market value of the Company's common stock on the date of grant.

(2) Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The accrual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                          AGGREGATED OPTION EXERCISES
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED
                                                        NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                              SHARES                  OPTIONS AT MARCH 31, 1998    AS OF MARCH 31, 1998(2)
                            ACQUIRED ON     VALUE     --------------------------  --------------------------
           NAME              EXERCISE    REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Thomas J. McGoldrick            22,500    $ 166,883      125,000        85,000     $ 236,250    $   115,625
Richard P. Goldhaber            --           --           65,000        55,000       127,813         77,188
Daniel H. Schyma                --           --           85,000        55,000       177,813         77,188
Barbara A. Wrigley              --           --           45,750        55,000        90,516         77,188
Paul E. Helms                   --           --           10,000        50,000        21,250         67,500

------------------------

(1) Market value of shares covered by options exercised on the date of exercise, less option exercise price.

(2) Market value of shares covered by in-the-money options on March 31, 1998, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Market price was $12.653 per share on March 31, 1998.

EMPLOYMENT AGREEMENTS

    The Company has entered into agreements with its executive officers, including the executive officers named in the Summary Compensation Table above, which provide for a lump sum cash severance payment equal to an amount of $1 less than three times the executive's average annual compensation for the preceding five year period or, if less, the period of the executive's employment with the Company, plus fringe benefits, in the event of a "change of control" of the Company. The maximum amounts currently payable to the named executives in the event of a change of control are as follows: Mr. McGoldrick, $845,312; Mr. Goldhaber, $633,859; Mr. Schyma, $454,890; Ms. Wrigley, $447,479; and Mr. Helms, $559,011. The agreements are in effect until September 1, 1998. The agreements automatically renew for additional periods of one year after the end of the effective period until notice of termination of the agreement is given to the executive by the Company. Such notice must be given by the Company within 60 days prior to the expiration of the original term of the agreement or the annual renewal period then in effect. If a change in control of the Company occurs during the original term of the agreement or any renewal term then in effect, the severance payments are due any executive who either is involuntarily terminated by the Company or voluntarily terminates his or her employment after a reduction in his or her duties, compensation or fringe benefits which occurs within the 36-month period following the change of control. Under the agreement, each executive agrees to remain with the Company for 90 days following a change of control to assist the transition, after which time the executive may, during the next 90 days, voluntarily terminate his or her employment and receive 50% of such severance payment.

DIRECTOR COMPENSATION

    All non-employee directors received an annual fee of $8,000 (provided such directors attended at least 75% of all meetings of the Board of Directors during the fiscal year) and also received $1,000 for each full meeting attended in fiscal 1998. All directors received $750 for each committee meeting attended. Directors and their spouses are reimbursed for all travel expenses incurred in connection with attendance at meetings of the Board of Directors. Effective April 1, 1998, the Board of Directors approved an increase in the annual fee to $10,000.

    Effective April 1, 1995, the Company adopted the Emeritus Director Consulting Plan (the "Plan"). The Plan has been adopted to enable the Company to continue to utilize the expertise of directors after retirement. Non-employee directors who have served on the Board of Directors for five full consecutive years are eligible for, and in the event of a change in control of the Company are, subject to certain exceptions entitled to, participation in the Plan. An annual fee equal to the annual retainer in effect at the time of the director's retirement will be paid in consideration for consulting services to be provided to the Company following the director's retirement. Determination of eligibility and participation in the Plan will be made annually. The length of participation in the Plan will be limited to the number of years of service on the Board of Directors. There are presently no directors participating in the Plan.

    The Company's 1989 Stock Plan (the "1989 Plan") provides for the annual, automatic granting of a defined number of options to non-employee directors at the last regularly scheduled meeting of the Board of Directors during the fiscal year. Such options are granted to each director who (a) is not an employee of the Company and who (i) is elected or reelected as a director by the stockholders at any annual or special meeting of the stockholders or (ii) is serving an unexpired term as a director, on the date of the last regularly scheduled meeting of the Board of Directors during the fiscal year, and (b) at the time of any such meeting, has served as a director for at least six months of the year preceding the date of such meeting. The 1989 Plan provides that each such director shall, as of the date of the applicable meeting, automatically receive a non-qualified option to purchase 7,030 shares of the Company's common stock, with the option price equal to the fair market value of the Company's common stock on such date. Non-employee directors as a group from April 1, 1997 through March 31, 1998 were granted options under the 1989 Plan to purchase 49,210 shares at an exercise price of $12.625 per share. Upon the approval of the

1998 Stock Option Plan, the Board of Directors intends to provide non-employee directors with future annual grants under that plan rather than under the 1989 Plan.

REPORT OF THE COMPENSATION COMMITTEE

    OVERVIEW

    The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company, including the five most highly compensated executive officers named in the accompanying tables (the "Named Executives"). The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed entirely of non-employee directors.

    The following report addresses the Company's executive compensation policies and discusses factors considered by the Committee in determining the compensation of the Company's President and Chief Executive Officer and other executive officers for its fiscal year ended March 31, 1998.

    COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

    The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. To that end, the Committee has established certain parameters of corporate performance that must be met before the discretionary features of its executive compensation plans apply. These discretionary features include stock option grants and performance bonuses, which are from 50% to 75% of an executive officer's base salary. Absent the discretionary features, the Company's executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to make such salaries competitive with other similar sized companies in the medical device industry. The Company's executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. As the result of the Company's increased emphasis on tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of other companies in the medical device industry. The Company's use of stock option grants as a key component of its executive compensation plans reflects the Committee's position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests to enhance stockholder value.

    RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PLANS

    Compensation paid to the Company's executive officers in fiscal 1998, as reflected in the Summary Compensation Table above as to the Named Executives, consisted of base salary and bonuses paid pursuant to a plan adopted by the Committee prior to the beginning of fiscal 1998. In addition, the Committee had established target performance levels and corresponding bonus amounts if those performance levels are met for the current fiscal year under the Company's bonus plan. The measures of performance that are utilized under the Company's performance bonus plan for fiscal 1998 were based on achieving specified pre-tax profits, taking into account certain levels of projected growth in earnings per share and return on stockholders' equity.

    The various performance-related aspects of the Company's executive compensation plans are set forth below:

    PERFORMANCE BONUS AWARDS. Performance bonus opportunities for the Company's executive officers, including the Named Executives and other key employees, are linked to a percentage of base salary, generally limited to 50% to 75% of an executive's base salary for fiscal 1998. Prior to the start of fiscal

1998, the Committee established a maximum bonus pool payable based on the Company reaching certain increases in pre-tax profits. The Committee has once again established corporate target performance levels and corresponding bonus amounts if those performance levels are met for the current fiscal year under the Company's bonus plan. The measures of performance utilized under the Company's performance bonus plan for fiscal 1998 were based on achieving pre-tax profits of varying levels, taking into account projected growth in earnings per share and return on stockholders' equity.

    At the time it establishes the target profit levels, the Committee also sets out a list of the executives allowed to participate in the performance bonus plan for the coming fiscal year, along with maximum bonus amounts payable to each participant. The Company's President and Chief Executive Officer is then allowed to determine actual amounts payable to each participant, generally limited to such maximum amounts established by the Committee, based upon his evaluation of the individual's performance, subject to ratification by the Committee.

    The Company's operating results met the pre-tax profit level established by the Committee for fiscal 1998 and $560,471 was paid out in bonus awards out of a total bonus pool of $747,294.

    STOCK OPTION GRANTS. For fiscal 1998, the Compensation Committee granted stock options to various executives, including the options granted to the Named Executives as reflected in the table above. Stock options are intended to focus the Company's key employees, including the Named Executives, on long-term Company performance which results in improvement in stockholder value and provides significant earnings potential to the executives.

    OTHER COMPENSATION PLANS. The executive officers are able to defer a portion of their income to future years under the Company's deferred compensation plan. In addition, at various times in the past the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers, including the Named Executives, have been permitted to participate. The incremental cost to the Company of the Named Executives' benefits provided under these plans (which is not set forth in any of the Tables) equaled approximately 2% to 3% of their base salaries for fiscal 1998.

    Other than with respect to the Company's Profit Sharing and Retirement Plan and its 1990 Employee Stock Purchase Plan, benefits under these plans are not directly or indirectly tied to Company performance.

    MR. MCGOLDRICK'S FISCAL 1998 COMPENSATION

    Mr. McGoldrick's compensation for fiscal 1998, as reflected in the Summary Compensation Table above, consisted of base compensation, a cash performance bonus and a grant of an option to purchase 40,000 shares of the Company's common stock. Mr. McGoldrick's base salary for fiscal 1998 was increased 7.1% over his base salary paid for fiscal 1997. Mr. McGoldrick was paid a performance bonus of $126,563 for fiscal year 1998. The Company met the target performance bonus standards set by the Committee, and the Company continued to perform well during fiscal 1998, with revenues and net earnings increasing 5.3% and 60.3% (before restructuring charges), respectively, over the previous year. The strong performance of the Company's earnings in addition to the belief that stock options provide the Company's executives with incentives tied to the Company's long-term performance, were factors considered by the Committee in its determination to grant Mr. McGoldrick an option to purchase 40,000 additional shares of the Company's common stock in March 1998.

    SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

George Heenan                Amos Heilicher                Fred L. Shapiro, M.D.

    PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index over the same period (assuming the investment of $100 in each on March 31, 1993, and the reinvestment of all dividends).

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG MINNTECH CORPORATION,
    THE S&P 500 STOCK INDEX AND THE S&P MEDICAL PRODUCTS AND SUPPLIES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                             S & P HEALTH CARE
               MINNTECH       S & P 500      (MEDICAL PRODUCTS
             CORPORATION                        & SUPPLIES)
3/93                   $100         $100                     $100
3/94                    $79         $101                      $84
3/95                   $106         $117                     $122
3/96                   $143         $155                     $181
3/97                    $70         $186                     $199
3/98                    $89         $275                     $288

                   2. PROPOSAL TO INCREASE AUTHORIZED SHARES

    The Board of Directors has approved an amendment to the Company's Restated Articles of Incorporation (the "Articles") on April 4, 1998 which would increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares. The Board believes the adoption of this amendment is in the best interests of shareholders and recommends that shareholders vote in favor of this proposal.

    As of the July 10, 1998 record date, after taking into account the 6,825,009 outstanding shares of common stock and 3,225,164 shares of common stock reserved for issuance under the Company's stock option and employee stock purchase plans, there are no shares of common stock available for general corporate purposes assuming adoption of the Minntech Corporation 1998 Stock Option Plan described below. The Board of Directors believes the Company needs additional authorized shares in order to provide the Company with the flexibility to use common stock, or securities convertible into common stock (such as its preferred stock), for any future public offerings, private placements, acquisitions or stock dividends. Such activities might require more shares of common stock than currently would be available to the Company.

    The newly authorized common stock would be identical to the existing authorized common stock in all respects. The holders of the Company's common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. On any liquidation of the Company, after payment of all indebtedness, the assets of the Company will be distributed pro rata to the holders of the common stock, subject to such rights as may have been granted to any holders of preferred stock. Holders of the common stock have no preemptive rights and are entitled to one vote for each share held on each matter submitted to a vote of shareholders. Cumulative voting for the election of directors is not permitted. Accordingly, the owners of the majority of the shares outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors.

    Although the Board of Directors has no present plans to do so, authorized and unissued common stock and preferred stock could be issued in one or more transactions with terms, provisions and rights which would make more difficult, and less likely, a takeover of the Company. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of existing shares of common stock, and such additional shares could be used to dilute the share ownership of persons seeking to obtain control of the Company. Potentially, the Company's newly authorized common stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company. Also, the common stock could be privately placed with purchasers who might side with the management of the Company in opposing a hostile tender offer or other attempt to obtain control. In addition, the Board of Directors could, although it has no present intention of doing so, authorize the issuance of common stock or preferred stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to remove directors would not receive the requisite shareholder vote required to remove the directors. Issuance of common stock or preferred stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which they may consider to be favorable to their interests.

    The proposed amendment is not part of a plan to adopt in the future a series of related amendments. Nevertheless, the Board and its financial and legal advisors are aware that a number of corporations have adopted special "shareholders' rights plans" or "poison pills" with a view toward creating significant defensive mechanisms against the possibilities of hostile takeover actions. The Board of Directors is not presently considering adopting such a plan. Whether or not the proposed amendment to the Articles is adopted by shareholders, the Board could determine to implement a shareholders' rights plan in the future. The Board has no present intention to propose in the future any additional amendments to the Articles or Bylaws that might be considered anti-takeover devices.

    The affirmative vote of the holders of a majority of the common stock represented at the meeting and entitled to vote is necessary to approve the proposed amendment to the Articles of Incorporation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FOLLOWING PROPOSED RESOLUTIONS:

    RESOLVED, that paragraph (1) of Article V of the Company's Restated Articles of Incorporation be amended to read as follows:

    "(1) The total number of shares which the Company shall have authority to issue is twenty-five million (25,000,000) divided into twenty million (20,000,000) shares of common stock with the par value of five cents ($.05) and five million (5,000,000) shares of preferred stock with no par value."

    FURTHER RESOLVED, that the officers be, and they hereby are, authorized and directed to execute such documents and certificates and take such other actions as may be necessary or appropriate to give effect to the foregoing resolution.

                3. PROPOSAL TO APPROVE THE MINNTECH CORPORATION

                             1998 STOCK OPTION PLAN

    The Board of Directors adopted the Minntech Corporation 1998 Stock Option Plan (the "1998 Plan") on March 24, 1998, and now seeks stockholder approval of the 1998 Plan. The 1998 Plan provides for the issuance of stock options to employees, officers, executives and directors of, and consultants and independent contractors to, the Company. The Company has historically compensated executive officers and other key employees with grants under the Minntech Corporation 1989 Stock Plan (the "1989 Stock Plan"). As of March 24, 1998, there were 52,080 shares remaining available for awards under the 1989 Stock Plan.

    Mr. McGoldrick, who became President and Chief Executive Officer in March of 1997, recommended to the Board, and the Board agreed, that, given significant issues relating to employee retention and recruiting, the interests of the Company and its stockholders would be well served by continuing the Company's practice of providing annual stock option grants to the Company's executive officers and a number of key employees. Accordingly, the Board approved the 1998 Plan for a total of 1,000,000 shares, which provides for the 330,350 options granted on March 24, 1998 under the 1998 Plan and allows for the number of options that, based on the Company's practices in recent years, would be anticipated to be granted pursuant to the 1998 Plan through calendar year 1999. The options already granted under the 1998 plan will terminate on the date of the Annual Meeting if the plan is not approved by the stockholders. The 1989 Stock Plan will remain in effect and the shares reserved under it will remain available for awards.

    The Board believes that the issuance of stock options under the 1998 Plan will be beneficial to the Company by aligning the personal interests of its employees, officers, executives, directors, consultants and independent contractors with those of its stockholders and by providing such individuals with incentives for outstanding performance. These incentives also provide the Company with flexibility in its ability to attract and retain the services of individuals upon whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent. The full text of the 1998 Plan is set forth in Exhibit A to this Proxy Statement and the following description is qualified in its entirety by the text of the 1998 Plan.

SUMMARY OF THE PLAN

    LIMITATION ON OPTIONS AND SHARES AVAILABLE. An aggregate of 1,000,000 shares of the common stock of the Company are available for grant under the 1998 Plan. The maximum number of shares of stock that may be subject to one or more options to a single participant under the 1998 Plan during any fiscal year is 200,000.

    ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted options under the 1998 Plan. The 1998 Plan is administered by a committee appointed by the Board of not less than two directors each of whom is a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute or regulation comprehending the same subject matter, and an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder (the "Committee"). The Committee has the power to make grants (other than grants to non-employee directors, which must be made by the Board except for automatic grants provided for by the 1998 Plan), determine the number of shares covered by each grant and other terms and conditions of such grants, interpret the 1998 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1998 Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company to be participants in the 1998 Plan.

    OPTION GRANTS. The Committee may grant stock options that either are qualified as "incentive stock options" under the Code or are "non-qualified stock options" in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 1998 Plan may be exercised during their respective terms as determined by the Committee. The purchase price may be paid by tendering cash or, in the Committee's discretion, by tendering common stock.

    The agreement relating to any stock option may, in the Committee's discretion, provide for the issuance of "reload" stock options pursuant to which the optionee will be granted a new stock option when the payment of the exercise price of the original stock option and/or the payment of tax withholdings is made through the delivery to the Company of shares of common stock by the optionee. Such new reload stock options will (i) be non-statutory stock options to purchase the number of shares provided as consideration for the exercise price and in payment of taxes in connection with the exercise of the original stock option (ii) have a per share exercise price equal to the fair market value as of the date of exercise of the original stock option, (iii) be immediately exercisable and have a term of ten years from the date of the original stock option and (iv) otherwise have the same terms and conditions as the original stock option, except that a reload option will not be an incentive stock option and will not provide for an automatic grant of additional reload stock options upon its exercise.

    No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime, except that any optionee may transfer any non-qualified stock option, to members of his or her immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the applicable option agreement so provides and the optionee does not receive any consideration for the transfer.

    Stock options may be exercised during varying periods of time after a participant's termination of employment, depending upon the reason for termination. Following a participant's death, the participant's stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of three years or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability or retirement. If the participant is involuntarily terminated without cause, the participant's options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the options' terms. If a participant's employment is voluntarily terminated by the participant, the participant's options may be exercised to the extent they were exercisable at the time of the termination for the lessor of ten days or the balance of the options' term. If the participant's employment is terminated for any other reason, the participant's stock options immediately terminate. These exercise periods may be extended or reduced by the Committee for particular options. The Committee may, in its discretion, accelerate the exercisability of stock options which would not otherwise be exercisable upon death, disability or retirement.

    Upon a change of control of the Company (as defined in the 1998 Plan), the 1998 Plan provides that, without any action by the Committee, each option granted under the 1998 Plan and not then exercised in full or otherwise terminated, expired or cancelled shall become immediately exercisable in full. Options may also be accelerated upon the occurrence of an "event" as defined in the 1998 Plan.

    No incentive stock options may be granted under the 1998 Plan after March 24, 2008. The term of an option may not exceed ten years (or five years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1998 Plan may not be less than 100% of the fair market value of the common stock on the date of grant.

    The 1998 Plan provides for the annual, automatic granting of a defined number of options to non-employee directors. Such options are granted to each person who (a) is not, and has not been, an employee of the Company and is serving an unexpired term as a director on the date of the last Board of Directors meeting of each fiscal year; and (b) at the time of any such meeting, has served as a director for at least six months of the year preceding the date of such meeting. Each such person shall, as of the date of such meeting, automatically receive a non-qualified option to purchase 7,030 shares of common stock with the option price equal to the fair market value of the Company's common stock on such date. These options will have ten-year terms and will be exercisable beginning six months after the date of grant. All provisions of the 1998 Plan not inconsistent with the foregoing shall apply to the options granted to non-employee directors. The maximum number of shares as to which options may be granted to any one director pursuant to such annual automatic grants shall be 140,600 shares.

    FEDERAL INCOME TAX CONSEQUENCES. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it while employed by the Company or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the expiration of the statutory holding period, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the optionee realizes compensation income. The balance of any gain will be characterized as a capital gain to the optionee.

    An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the optionee realizes compensation income.

    The 1998 Plan is designed so that options issued under it will comply with
Section 162(m) of the Code, which denies deductions for compensation in excess of $1,000,000 paid by the Company to the Chief

Executive Officer and each of the four other most highly compensated executive officers, except to the extent such compensation is performance based.

    The 1998 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1998 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. If a participant uses shares to satisfy tax withholding requirements, the Company would pay the tax liability from its own funds.

REGISTRATION WITH THE SEC

    The Company intends to file a Registration Statement covering the 1998 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

    The following table represents options granted under the 1998 Plan. If the 1998 Plan is not approved by the stockholders, the options granted under it will terminate as of the date of the Annual Meeting and no further options will be granted under the 1998 Plan.

                               NEW PLAN BENEFITS

                  MINNTECH CORPORATION 1998 STOCK OPTION PLAN

                                                                                        EXERCISE
                                                                                        PRICE PER      NUMBER OF
NAME AND POSITION                                                                         SHARE      STOCK OPTIONS
------------------------------------------------------------------------------------  -------------  -------------
Thomas J. McGoldrick ...............................................................    $  12.375         40,000
  President and Chief Executive Officer

Richard P. Goldhaber ...............................................................    $  12.375         20,000
  Vice President Research & Development

Daniel H. Schyma ...................................................................    $  12.375         20,000
  Vice President Sales & Marketing

Barbara A. Wrigley .................................................................    $  12.375         20,000
  Vice President, General Counsel and Secretary

Paul E. Helms ......................................................................    $  12.375         20,000
  Sr. Vice President Operations

Other Executive Officers............................................................    $  12.375         40,000

Non-executive officer employees.....................................................    $  12.375        170,350
                                                                                                     -------------

Total                                                                                                    330,350
                                                                                                     -------------
                                                                                                     -------------

    On July 15, 1998, the closing price of the common stock of the Company on the Nasdaq National Market was $13.50 per share.

VOTE REQUIRED

    Stockholder approval of the proposed 1998 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 PLAN.

                 4. PROPOSAL TO AMEND THE MINNTECH CORPORATION
                       1990 EMPLOYEE STOCK PURCHASE PLAN
                               TO EXTEND ITS TERM

INTRODUCTION

    The Company's 1990 Employee Stock Purchase Plan (the "Purchase Plan") was adopted in April 1990 and approved by the Company's stockholders in August 1990. The purpose of the Purchase Plan is to facilitate purchase by employees of shares of stock in the Company in order to provide a greater community of interest between the Company and its employees. The Purchase Plan is carried out in phases, each phase being for a period of one year. With respect to any particular phase of the Purchase Plan, the commencement date is the date established by the Committee appointed to administer the Plan. There were 250,000 shares of common stock of the Company originally reserved for issuance under the Purchase Plan. This amount was increased to 562,500 shares as a result of three-for-two stock splits in February 1991 and August 1991.

    There are approximately 329 employees, including seven executive officers, who are currently eligible to participate in the Purchase Plan. During the last phase of the Purchase Plan, ended May 31, 1998, 102 employees, including two executive officers, participated in the Purchase Plan, purchasing 19,248 shares at an exercise price of $10.63 for a net value realized of $204,606. Eligible employees do not pay any consideration to the Company to receive options under the Purchase Plan on the terms described below.

PROPOSED PLAN AMENDMENT

    As originally adopted, the Purchase Plan became effective on June 1, 1990 and terminated by its terms on June 1, 1993. On May 27, 1993, the Board of Directors, pursuant to shareholder ratification on August 25, 1993, extended the term of the Purchase Plan for five years, which terminated on June 1, 1998. On May 13, 1998, the Board of Directors extended the term of the Purchase Plan for an additional five years, subject to ratification of the Company's stockholders, and, as amended, the Purchase Plan will terminate on June 1, 2003. As of May 28, 1998, only 91,431 shares had been issued out of the 562,500 shares reserved for issuance under the Purchase Plan. Accordingly, the number of shares reserved for issuance under the Purchase Plan was not increased by the Board of Directors.

SUMMARY OF THE PURCHASE PLAN

    In summary, the Purchase Plan provides as follows:

    ELIGIBILITY AND PARTICIPATION. All employees of the Company who are customarily employed twenty hours or more per week and more than five months in a calendar year and who have completed at least six months of service prior to the commencement date of a phase of the Purchase Plan are eligible to participate in such phase. Employees who are members of the Board of Directors are eligible under the Purchase Plan. Employees of a subsidiary of the Company may participate if the Board of Directors of the Company and the subsidiary make the Purchase Plan applicable to the subsidiary. Eligible employees elect to participate in a phase of the Purchase Plan by filing with the Company a payroll deduction authorization form at least ten days prior to the commencement date of such phase. Such form will authorize the Company to deduct an amount established by the participant up to a maximum of 10% of his or her base pay for the term of the phase.

    TERMS AND CONDITIONS OF OPTIONS. As of the commencement date of a phase of the Purchase Plan, an eligible employee who elects to participate in that phase is granted an option for as many full shares as the employee will be able to purchase pursuant to the payroll deduction procedure described above (assuming the purchase price is 85% of the fair market value of the shares on the commencement date of the phase). The option price for employees who participate on the commencement date of a phase of the Purchase Plan is the lower of: (i) 85% of the fair market value of the shares on the commencement date of the phase, or (ii) 85% of the fair market value of the shares on the termination date of the phase. The option price for the last Phase of the Purchase Plan, ended May 31, 1998, was determined based on the fair market value of the shares on the commencement date of the phase of $12.50, reflecting the closing transaction price of the Company's common stock on the NASDAQ National Market System as of such date.

    EXERCISE AND WITHDRAWAL. Exercise of the option occurs automatically on the termination date of any phase, unless a participant gives written notice prior to such date as to his election to exercise the option in part or not to exercise the option, in which event the balance of the payroll deductions is distributed to the participant in cash (with interest calculated under a formula set forth in the Purchase Plan document in the event of an election not to exercise). A participant may at any time during the term of any phase give notice that he or she wishes to withdraw payroll deductions credited to his or her account, and all amounts withheld will be refunded to him with interest. If the employee is an officer or director, an election to withdraw from any phase of the Purchase Plan must be made at least six months prior to the termination of such phase in accordance with Section 16(b) of the 1934 Act.

    A participant may withdraw payroll deductions credited to his account under the Purchase Plan, with interest, at any time by giving written notice to the Company. However, a participant who is also an officer or director of the Company may withdraw payroll deductions for a phase of the Purchase Plan, with interest, only at a time at least six months before the termination date of such phase in accordance with Section 16(b) of the 1934 Act.

    ADMINISTRATION AND AMENDMENT. The Purchase Plan is administered by the Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors may at any time amend the Purchase Plan, except that no amendment may make changes in options already granted which would adversely affect the rights of any participant, and no amendment shall be made without stockholder approval if the amendment increases the number of shares subject to the Purchase Plan or changes the qualifications of eligible employees.

    INCOME TAX CONSEQUENCES. The Company believes that the Purchase Plan is a "qualified" plan under Section 423 of the Code. Under the Code, no income will result to a grantee of an option upon the granting or exercise of his option, and no deduction will be allowed to the Company. For tax purposes, the date of grant of the option will be the commencement date of a phase of the Purchase Plan.

    If a participant does not dispose of his shares until more than two years after the date of grant of the option and more than one year after the stock is acquired, any profit realized upon such disposition will be taxed in part as ordinary income and in part as long-term capital gain. The ordinary income will be the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the price paid, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price. Any additional gain will be long-term capital gain. If the participant disposes of shares received pursuant to the Purchase Plan within two years after the date that the option is granted or within one year after the stock is acquired, ordinary income will be recognized to the extent of the difference, if any, between the option price and the fair market value of the shares when the option was exercised. Any additional gain realized will be capital gain and if the shares have been held for more than one year, such additional gain will be characterized as long-term capital gain. The holding period requirements discussed above relate only to tax treatment and do not preclude an earlier disposition of shares acquired pursuant to an option.

REGISTRATION WITH SEC

    The Company has an effective registration statement covering the offering of shares under the Purchase Plan filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The registration statement will not require amendment as a result of the amendment proposed above, since the number of shares purchasable under the Purchase Plan is not being increased. A prospectus prepared in accordance with the rules and regulations of the Securities and Exchange Commission and reflecting the amendment proposed above will be delivered to each eligible employee prior to each time an election to participate must be made.

VOTE REQUIRED

    Stockholder approval of the amendment to the Purchase Plan requires the affirmative vote of holders of a majority of the shares of the Company's Common Stock represented at the meeting and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

                           PROPOSALS OF STOCKHOLDERS

    The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by company action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules and intended to be presented at the next annual meeting of stockholders must be received by the Secretary of the Company, 14605 28th Avenue North, Minneapolis, Minnesota 55447 on or before March 20, 1999 for inclusion in the proxy statement for such annual meeting.

    Under the Company's Restated Bylaws, stockholder proposals to be brought before any meeting of stockholders must be made pursuant to timely notice in writing to the corporate secretary at 14605 28th Avenue North, Minneapolis, Minnesota 55447. Notice by the stockholder to be timely must be received not less than 50 nor more than 75 days prior to the meeting or, if less than 60 days' disclosure of the meeting date is given, not later than the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of such date is made. The notice must set forth certain information concerning such proposal, including a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address of record of the stockholder proposing such business, the class or series (if any) and the number of shares of the corporation that are owned by the stockholder, and any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

    Under the Company's Restated Bylaws, nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the corporate secretary at 14605 28th Avenue North, Minneapolis, Minnesota 55447. Notice by the stockholder to be timely must be received not less than 50 nor more than 75 days prior to the meeting or, if less than 60 days' disclosure of the meeting date is given, not later than the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of such date is made. The notice must set forth certain information concerning such stockholder and the nominees, including their names and addresses, their principal occupation or employment, the capital stock of the Company which they beneficially own, such other information as would be required in a proxy statement soliciting proxies for the election of the nominees, a description of any arrangement or understanding between the stockholder and each nominee or other persons pursuant to which the nominations are to be made by the stockholder and the consent of each nominee to serve as a director if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    At the meeting, a vote will be taken on a proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Board of Directors to act as independent accountants of the Company for the year ending March 31, 1999. PricewaterhouseCoopers LLP, independent certified public accountants, have audited the Company's financial statements since 1995. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if such representative so desires and to respond to appropriate questions.

                                 OTHER MATTERS

SOLICITATION

    The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, annual report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail but, in addition, officers, employees and agents of the Company may solicit proxies personally by telephone or special letter without remuneration other than regular compensation. The Company has engaged the firm of Morrow & Co., Inc. to assist in the proxy solicitation effort with a total anticipated cost of approximately $7,500.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

    To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during and with respect to the fiscal year ended March 31, 1998, there were no failures in such fiscal year to file on a timely basis a report required under Section 16(a) except (i) the failure to file a report related to the exercise of a stock option and the gifting of shares to children by Mr. McGoldrick in fiscal 1998, and (ii) the failure to file reports relating to the disposition by Mr. Shapiro of 5,250 shares in an indeterminate number of distributions in years prior to fiscal 1998 from trusts of which Mr. Shapiro's spouse was trustee for the benefit of children and grandchildren.

OTHER MATTERS

    The Board of Directors does not intend to present to the meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

    The Company is including with this Proxy Statement its Annual Report to Stockholders for the year ended March 31, 1998, which includes an audited balance sheet as of that date and the related statements of earnings, cash flows and stockholders' equity, as well as other financial information relating to the Company, including Management's Discussion and Analysis of Financial Condition and Results of Operations. STOCKHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1998 FORM 10-K REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO MINNTECH CORPORATION, 14605 28TH AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55447, ATTENTION: CHIEF FINANCIAL OFFICER.

                                          By Order of the Board of Directors

                                          /s/ Barbara A. Wrigley

                                          Barbara A. Wrigley
                                          SECRETARY

July 24, 1998

                                                                       EXHIBIT A

                              MINNTECH CORPORATION
                             1998 STOCK OPTION PLAN

    1. PURPOSE. The purpose of this 1998 Stock Option Plan (the "Plan") is to promote the interests of Minntech Corporation, a Minnesota corporation (the "Company"), and its shareholders by providing personnel of the Company and any subsidiaries thereof with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability.

    2.  ADMINISTRATION.

        (a) GENERAL. This Plan shall be administered by a committee of two or more directors of the Company (the "Committee") appointed by the Company's Board of Directors (the "Board"). If the Board has not appointed a committee to administer this Plan, then the Board shall constitute the Committee. The Committee shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any option under this Plan. No director shall serve as a member of the Committee unless such director shall be (i) a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor statute or regulation comprehending the same subject matter and (ii) an "outside director" under
    Section 162(m) of the Internal Revenue code of 1986, as amended (the "Code"), and the regulations issued thereunder. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

        (b) INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder and
    (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

        (c) DELEGATION OF AUTHORITY. The Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer of the Company for purposes of granting and administering options granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act ("Section 16 Individuals"). The Chief Executive Officer of the Company may, in turn, delegate such authority to such other officer of the Company as the Chief Executive Officer may determine.

        (d) ACTION BY BOARD. Notwithstanding paragraph 2(a), above, any grant of options hereunder to any director of the Company who is not an employee of the Company, and any action taken by the Company with respect to any such option, including any amendment thereto, and any acceleration of the vesting of any option granted to or held by a director who is not an employee of the Company, any extension of the time within which any such option may be exercised, any determination pursuant to paragraph 9 relating to the payment of the purchase price of Shares (as defined in paragraph 3 below) subject to any such option, or any action pursuant to paragraph 10 relating to the payment of withholding taxes, if any, through the use of Shares with respect to any such option shall be subject to prior approval by the Board.

    3. SHARES. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.05 per share ("Shares," and each individually a "Share"), and they shall not exceed 1,000,000 Shares in the aggregate, subject to adjustment as provided in paragraph 15, below, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.

    4. ELIGIBLE PARTICIPANTS. Stock options may be granted under this Plan to any part-time or full-time employee of the Company, or any parent or subsidiary thereof, including any such person who is also an officer or director of the Company or any parent or subsidiary thereof. Non-statutory stock options (as defined in paragraph 5(a) below) also may be granted to (i) any director of the Company who is not an employee of the Company or any parent or subsidiary thereof, (ii) other individuals or entities who are not employees but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant, and (iii) any individual or entity that the Company desires to induce to become an employee, advisor or consultant, but any such grant shall be contingent upon such individual or entity becoming employed by the Company or a parent or subsidiary thereof. References herein to "employment" and similar terms (except "employee") shall include the providing of services in the capacity of an advisor or consultant or as a director. The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as "Eligible Participants."

    5.  TERMS AND CONDITIONS OF OPTIONS.

        (a) GENERAL. Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to such Eligible Participants as the Committee may determine options to purchase such number of Shares of the Company on such terms and conditions as the Committee may determine. In determining the Eligible Participants to whom options shall be granted and the number of Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an "incentive stock option" (as that term is defined in Section 422 of the Code, or any amendment thereto) or a non-statutory stock option (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and non-statutory stock options to the same employee. However, if an incentive stock option and a non-statutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 8 below) of Shares with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as non-statutory stock options. The maximum number of Shares subject to options that may be granted to any one Eligible Participant under the Plan in any fiscal year of the Company may not exceed 200,000 Shares (subject to adjustment pursuant to paragraph 15 hereof).

        (b) PURCHASE PRICE. The purchase price of each Share subject to an option granted pursuant to this paragraph 5 shall be not less than 100% of the Fair Market Value of a Share on the date of grant; provided that if an incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Shareholder"), such purchase price shall be no less than 110% of the Fair Market Value of a Share on the date of grant.

        (c) VESTING. Each option agreement provided for in paragraph 7 shall specify when each option granted under this Plan shall become exercisable with respect to the Shares covered by the option. Notwithstanding the provisions of any option agreement provided for in paragraph 7, the Committee may at any time, in its sole discretion, declare that any option granted under this Plan shall be immediately exercisable in whole or in part.

        (d) TERMINATION. Each option granted pursuant to this paragraph 5 shall expire, and all rights to purchase Shares thereunder shall terminate, on the earliest of:

           (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

           (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 12(b) (provided that the Committee may, in any option agreement provided for in paragraph 7 or by Committee action with respect to any outstanding option, extend the periods specified in paragraph 12(b)); or

           (iii) the date, if any, fixed for cancellation pursuant to paragraph 13(c) or 14 below.

    6. AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. Each director of the Company who is not and has never been an employee of the Company and who (i) is serving an unexpired term as a director of the Company as of the date of the last regularly scheduled meeting of the Board during any fiscal year of the Company and (ii) at the time of such meeting has served as a director for at least six months of the twelve month period preceding the date of such meeting, shall as of the date of such meeting automatically be granted an option to purchase 7,030 Shares at an option price per share equal to 100% of the Fair Market Value of a Share on such date. All such options shall be non-statutory stock options and shall be subject to the same terms and conditions as are then in effect with respect to non-statutory stock options granted to officers and employees of the Company, except that (x) the term of each such option shall be ten years, (y) each such option shall remain in effect for its full ten year term and shall not terminate or expire following the death, disability or retirement of the non-employee director and (z) each such option shall become exercisable as to all or any part of the Shares subject thereto six months after the date the option is granted. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to options granted to non-employee directors pursuant to this paragraph 6. The maximum number of Shares as to which options may be granted to any non-employee director under this paragraph 6 shall be 140,600 Shares.

    7. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are non-statutory stock options or incentive stock options.

    8. FAIR MARKET VALUE. For purposes of this Plan, the "Fair Market Value" of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date immediately preceding such date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if Shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the Nasdaq National Market or any similar system then in use or, if Shares are not included in the Nasdaq National Market or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the Nasdaq SmallCap Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share as of the date in question. Notwithstanding anything stated in this paragraph 8, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

    9. MANNER OF EXERCISE OF OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office of written notice of exercise, specifying the number of Shares with respect to which the option is being exercised. The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by tender or delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such tender or delivery of Shares, or by a combination of cash and such Shares; provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable. The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

    10. TAX WITHHOLDING. Delivery of Shares pursuant to a stock award or upon exercise of any non-statutory stock option granted under this Plan shall be subject to any required withholding taxes. A person receiving a stock award or exercising a non-statutory stock option may, as a condition precedent to receiving the Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, provide in any option agreement provided for in paragraph 7 (or provide by Committee action with respect to any outstanding option) that a person exercising an option may cover all or any part of the required withholdings, and any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through the tender or delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Share.

    11. RELOAD OPTIONS. If the Committee so determines, the Agreement relating to any option may provide for the issuance of "reload" options pursuant to which, subject to the terms and conditions established by the Committee and any requirements of applicable law, the person exercising the option will, either automatically (to the extent Shares remain available under this Plan) or subject to subsequent Committee approval, be granted a new option when the payment of the exercise price of the original option and/or the payment of tax withholding pursuant to paragraph 10 hereof is made through the tender or delivery of Shares to the Company. Each such reload option shall (i) be a non-statutory option to purchase the number of Shares provided as consideration for the exercise price of and in payment of taxes in connection with the exercise of the original option, (ii) have a per share exercise price equal to the Fair Market Value as of the date of exercise of the original option, (iii) be immediately exercisable and have a term of ten years from the date of the original option (that is, such reload option will terminate on the date the original option terminates or would have terminated) and (iv) otherwise have the same terms and conditions as the original option, except that the reload option will not be an incentive stock option and will not provide for an automatic grant of additional reload options upon its exercise.

    12.  TRANSFERABILITY AND TERMINATION OF EMPLOYMENT.

        (a) TRANSFERABILITY. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any optionee may transfer a non-statutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such option expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to "optionee" shall mean the original grantee of an option and not any transferee.

        (b) TERMINATION OF EMPLOYMENT DURING LIFETIME. During the lifetime of an optionee, an option granted to such optionee may be exercised only while the optionee is employed by the Company or by a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, provided that (except as may be otherwise provided in the applicable option agreement at the time of grant or thereafter):

           (i) if an optionee's employment is terminated for cause (which for purposes hereof shall mean that the optionee was convicted of a felony or the optionee failed to contest prosecution for a felony or the optionee engaged in willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company), then the option shall terminate immediately upon such termination of employment;

           (ii) if an optionee's employment is voluntarily terminated by the optionee, otherwise than in connection with the optionee's retirement (which for purposes hereof shall mean (a) retirement from active employment with the Company or any subsidiary or parent of the Company prior to age 60 with the consent of the Committee or (b) retirement from active employment with the Company or any subsidiary or parent of the Company on or after age 60) then the option shall continue to be exercisable for ten days after the termination of the optionee's employment but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment;

           (iii) if an optionee's employment is terminated by the Company otherwise than for cause, then the option shall continue to be exercisable for three months after termination of the optionee's employment but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment;

           (iv) if an optionee's employment is terminated by reason of retirement, death or disability (which for purposes hereof shall mean permanent and total disability as determined by the Committee), then the option shall continue to be exercisable for three years after termination of the optionee's employment but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment; and

           (v) as to any optionee whose termination of employment occurs following a declaration pursuant to paragraph 14 below, an option may be exercised at any time permitted by such declaration.

        (c) TRANSFERS AND LEAVES OF ABSENCE. Neither the transfer of employment of a person to whom an option is granted between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such person and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation", respectively, in Sections 424(e) and (f) of the Code.

        (d) RIGHT TO TERMINATE EMPLOYMENT. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such optionee's employment at any time.

        (e) EXPIRATION DATE. In no event shall any option be exercisable at any time after the time it shall have expired in accordance with paragraph 5(d) of this Plan. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

    13.  CHANGE IN CONTROL.

        (a) For purposes of this Plan, a "Change in Control" of the Company shall be deemed to occur if any of the following occur:

           (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (a)(1):

       (A) any acquisition or beneficial ownership by the Company or a subsidiary;

       (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

       (C) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of the Company's then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

           (2) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. "Continuing Directors" shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

           (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be; or

           (4) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be.

        (b) ACCELERATION OF VESTING. Notwithstanding anything in paragraph 5(c) above to the contrary, if a Change of Control of the Company shall occur, then, without any action by the Committee or the Board, each option granted under this Plan and not already exercised in full or otherwise terminated, expired or canceled shall become immediately exercisable in full.

        (c) CASH PAYMENT. If a Change in Control of the Company shall occur, then, so long as a majority of the members of the Board are Continuing Directors, the Committee, in its sole discretion, and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be cancelled as of the effective date of any such Change in Control and that the holder or holders of such cancelled options shall receive, with respect to some or all of the Common Shares subject to such options, as of the date of such cancellation, cash in an amount, for each Share subject to an option, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options.

        (d) LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in paragraph 13(b) or 13(c) above or paragraph 14 below to the contrary, if, with respect to an optionee, the acceleration of the exercisability of an option or the payment of cash in exchange for all or part of an option as provided in paragraph 13(b) or 13(c) above or paragraph 14 (which acceleration or payment could be deemed a "payment" within the meaning of
    Section 280G(b)(2) of the Code), together with any other payments which such optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then such acceleration of exercisability and payments pursuant to paragraph 13(b) or 13(c) above or paragraph 14 shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

    14. DISSOLUTION, LIQUIDATION, MERGER. In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an "Event"), the Committee may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the option as of such effective date over (B) the exercise price per Share of the Shares subject to such option, times (y) the number of Shares covered by such option or (ii) declare, at least twenty days prior to the Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event). In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Committee may, but shall not be obligated to, cause payment to be made, within twenty days after the Event, in exchange for each cancelled option to each holder of an option that is cancelled, of cash equal to the amount (if any), for each Share covered by the canceled option, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by such option. At the time of any declaration pursuant to clause (ii) of the first sentence of this paragraph 14, each option that has not previously expired pursuant to paragraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 13(c) of this Plan shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 14, each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 14. Notwithstanding the foregoing, no person holding an option shall be entitled to the payment provided in this paragraph 14 if such option shall have expired pursuant to paragraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 13(c) of this Plan. For purposes of this paragraph 14, "Event Proceeds per Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.

    15. ADJUSTMENTS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

    16. SUBSTITUTE OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option.

    17.  COMPLIANCE WITH LEGAL REQUIREMENTS.

        (a) GENERAL. No certificate for Shares distributable under this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

        (b) RULE 16B-3. With respect to Section 16 Individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    18. GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

    19. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, alter or impair any option previously granted under this Plan. To the extent considered necessary to comply with applicable provisions of the Code, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

    20.  TERM.

        (a)  EFFECTIVE DATE.  This Plan shall be effective as of March 24, 1998.

        (b) TERMINATION. This Plan shall remain in effect until all Shares subject to it are distributed or this Plan is terminated under paragraph 19 above. No award of an incentive stock option shall be made under this Plan more than ten years after the effective date of this Plan (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.

                                     PROXY
                              MINNTECH CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 26, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas J. McGoldrick and Barbara A. Wrigley, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of common stock of MINNTECH CORPORATION, held of record by the undersigned on July 10, 1998, at the ANNUAL MEETING OF STOCKHOLDERS to be held on August 26, 1998, or any adjournment thereof:

1.   ELECTION OF        FOR all nominees listed below   WITHHOLD AUTHORITY
     DIRECTORS:         (EXCEPT AS MARKED BELOW) / /    TO VOTE FOR ALL NOMINEES
                                                        LISTED BELOW / /

               Norman Dann, Malcolm W. McDonald and William Hope

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)
________________________________________________________________________________

2. Amend the Company's Restated Articles of Incorporation to increase the authorized number of shares of common stock from 10,000,000 shares to 20,000,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.  Approve the Minntech Corporation 1998 Stock Option Plan.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. Amend the Minntech Corporation 1990 Employee Stock Purchase Plan to extend its term for an additional five years.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

5. Ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending March 31, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1), (2), (3), (4) AND (5). THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                           _____________________________________
                                           Signature
                                           _____________________________________
                                           Signature (if held jointly)
                                           Dated: ______________________________

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           THE PROXY CARD PROMPTLY USING THE
                                           ENCLOSED ENVELOPE.